Exhibit 32.2

Certification of Chief Financial Officer of Columbia Pipeline Partners LP Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. § 1350

In connection with the Annual Report on Form 10-K for the year ending December 31, 2014 of Columbia Pipeline Partners LP (the “Company”) as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Stephen P. Smith, Chief Financial Officer and Chief Accounting Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Stephen P. Smith
Stephen P. Smith
Chief Financial Officer and Chief Accounting Officer

Date:	February 18, 2015